UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2019
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Alta Mesa Resources, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-38040	81-4433840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15021 Katy Freeway, Suite 400, Houston, Texas 77094
(Address of Principal Executive Offices) (Zip Code)

281-530-0991
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMRQQ	OTC Pink Marketplace
Warrants to purchase one share of Class A Common Stock	AMRWQ	OTC Pink Marketplace

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 23, 2019, Alta Mesa Resources, Inc. (“AMR”) held its Annual Meeting of Stockholders.  In connection with the meeting, proxies were solicited pursuant to the Securities Exchange Act of 1934. Following are the voting results on the matters voted upon at the meeting, all of which are described more fully in our 2019 Proxy Statement.

1.    Two Class II directors were elected to the Board.  These directors will serve for a term of three years expiring at AMR’s Annual Meeting of Stockholders to be held in 2022 and until his or her successor is duly elected and qualified.

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTES
Jeffrey H. Tepper	277,550,489	31,195,367	37,533,317
Diana J. Walters	278,276,491	30,469,365	37,533,317

2.    KPMG, LLP was ratified as our independent auditor for 2019.

FOR	AGAINST	ABSTAIN
343,702,362	1,663,665	913,146

3.    The compensation of our named executive officers was approved, on an advisory basis.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
270,853,990	36,463,159	1,428,707	37,533,317

4.    An annual advisory vote on compensation for our named executive officers was approved, on an advisory basis.

EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN	BROKER NON-VOTES
306,780,815	235,757	1,522,674	206,610	37,533,317

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alta Mesa Resources, Inc.

Date: October 31, 2019	By:	/s/ John C. Regan
	Name:	John C. Regan
	Title:	Chief Financial Officer